EXHIBIT 99.1

                                              [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                  NEWS RELEASE

          Press Contact:  Bob McMullan
                          Chief Financial Officer
                          GlobespanVirata, Inc.
                          +1-732-345-7558

                GlobespanVirata Announces First Quarter Results:
                      34 Percent Sequential Revenue Growth


RED BANK, New Jersey -- (BUSINESSWIRE) -- April 22, 2003 -- GlobespanVirata, Inc. (NASDAQ: GSPN), a leading provider of integrated circuits, software, and system designs for broadband communication applications, today announced its results for the first quarter ended March 30, 2003. A summary of our results for the first quarter of 2003 follows:

     o Net revenues for the quarter were $68,680,000, a 34% sequential increase over net revenues of $51,130,000 for the fourth quarter of 2002.

     o Basic and diluted loss per share was ($0.04) per share, compared with a loss of ($0.23) per share in the first quarter of 2002, and a loss of ($0.30) per share in the fourth quarter of 2002.

     o Pro forma non-GAAP diluted earnings for the first quarter of 2003 were $0.04 per share, compared with a loss of ($0.01) per share in the first quarter of 2002, and a loss of ($0.07) per share in the fourth quarter of 2002.

     o Gross margin improved sequentially to 49.6% in the first quarter of 2003, from 48.9% in the fourth quarter of 2002.

     o The company's balance sheet remained strong with cash (including equivalents and marketable securities) of $533,310,000 on March 30, 2003, compared with $528,057,000 at December 31, 2002.

          Key business highlights in the first quarter of 2003 include:

     o The worldwide launch of Argon III Plus, the highest speed, longest reach and most integrated customer premise DSL chipset in the market.

     o Key strategic central office network processor design wins for Japan, Taiwan and China markets.

     o Shipment of 1.0 million G.Span ports, the industry's highest speed central office ADSL chipsets also delivering longest reach capabilities.

     o Shipment of 3.0 million units of the industry's highest integrated DSL customer premise router-on-chip solution.

     "We continued to see improving visibility from our customers throughout the first quarter of 2003," stated Armando Geday, President and CEO. "Our growth in revenues benefited from expanding worldwide demand for DSL equipment and reductions in inventory levels at central office equipment manufacturers. Our strong revenues and our actions to reduce operating expenses, have delivered positive cash flow ahead of schedule," added Geday.

     GlobespanVirata reported net revenues of $68,680,000 for the first quarter of 2003, a 19% decrease from net revenues of $84,404,000 in the first quarter of 2002, and a 34% sequential increase from net revenues of $51,130,000 in the fourth quarter of 2002.

     Net loss and basic and diluted loss per share were ($4,643,000) and ($0.04), respectively, for the first quarter of 2003, compared to a net loss and basic loss per share of ($32,709,000) and ($0.23), respectively, for the first quarter of 2002 and a net loss and basic loss per share of ($38,806,000) and ($0.30), respectively, for the fourth quarter of 2002.

     GlobespanVirata also reports net income (loss) and diluted earnings (loss) per share on a pro forma non-GAAP basis, which excludes the effects of non-cash acquisition charges, restructuring and other charges, discontinued operations, payroll taxes associated with stock options exercised by employees, and recognition of credits for investments in research in a foreign jurisdiction, and assumes the conversion of the $130,000,000 of convertible subordinated notes. GlobespanVirata uses pro forma non-GAAP reporting to evaluate its operating performance and believes this presentation provides its investors with additional insights into its underlying operating results. A reconciliation of the GAAP unaudited statement of operations net loss to the pro forma non-GAAP net income is included in the tables attached to this press release.

     Pro forma non-GAAP net income and pro forma non-GAAP diluted earnings per share were $6,074,000 and $0.04, respectively, during the quarter, compared to a pro forma non-GAAP net loss and pro forma non-GAAP diluted loss per share of ($1,184,000) and ($0.01), respectively, for the first quarter of 2002 and a pro forma non-GAAP net loss and pro forma non-GAAP diluted loss per share of ($9,298,000) and ($0.07), respectively, for the fourth quarter of 2002.

     Gross margin was 49.6% during the first quarter of 2003. This compares to a gross margin of 55.9% in the first quarter of 2002 and 48.9% in the fourth quarter of 2002. Gross margin for the first quarter of 2003 and the fourth quarter of 2002 include the sale of inventory previously written off of $7,904,000 and $9,739,000, respectively. Excluding these sales, gross margin during the first quarter of 2003 and the fourth quarter of 2002 was 43.0% and 36.9%, respectively.

     Total cash, including cash and equivalents, marketable securities and long-term marketable securities totaled $533,310,000 at March 30, 2003, an increase of $5,253,000 from the total cash of $528,057,000 at December 31, 2002.

     During the quarter, the company continued to implement the reorganization plan resulting from its merger with Virata Corporation which was completed during the fourth quarter of 2001. The reorganization plan, which consisted primarily of eliminating redundant positions and consolidating its worldwide facilities led to a recorded workforce reduction charge totaling $734,000 during the first quarter of 2003.

GlobespanVirata Teleconference for Investors

     GlobespanVirata will hold a conference call for investors at 5:00 PM Eastern Time on April 22, 2003 to discuss its business and first quarter results. GlobespanVirata will also provide a live webcast of the conference call through its web site at http://www.globespanvirata.com by following the links to GlobespanVirata's quarterly conference call.

     GlobespanVirata will also provide a re-broadcast of the conference call through the above website links beginning at 8:00 PM Eastern Time on April 22, 2003.

About GlobespanVirata

     GlobespanVirata is a leading provider of integrated circuits, software and system designs for broadband applications that enable the high-speed transmission of data, voice and video over copper telephone lines. GlobespanVirata delivers complete high speed, cost effective and flexible DSL chipset solutions to more than 300 global customers that manufacture broadband access equipment for businesses and consumers.

     GlobespanVirata is one of the world's largest organizations dedicated to DSL and related broadband technology. The company applies the industry's longest history in DSL research and development, as well as over 15 years of field experience, to offer unparalleled customer support and to successfully bring its proven broadband solutions to market.

     GlobespanVirata is headquartered at 100 Schulz Drive, Red Bank, New Jersey 07701 and can be reached at +1-732-345-7500 or at www.globespanvirata.com. The GlobespanVirata name and logo, Argon III Plus and G.Span are trademarks of GlobespanVirata, Inc.

Safe Harbor Statement for GlobespanVirata under the Private Securities Litigation Reform Act of 1995.

     All statements made or incorporated by reference in this release, other than statements or characterizations of historical facts, are forward-looking statements. Forward-looking statements can include, among others, statements regarding: strategies, outlook and growth prospects; positioning to realize potential for future growth; liquidity and capital resources and expenditure; growth in demand for our products and services; economic outlook and industry trends; developments of our markets; regulatory initiatives; research and development expenditures; the strength of our competitors; and future cost savings.

     In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Factors that might cause such a difference include, but are not limited to, the general economic slowdown and slowdown in spending in the telecommunications industry, price competition among DSL chip set suppliers, risks of customer loss or decreases in purchases by significant customers, the potential adverse effects of our restructuring and reorganization efforts, dependence upon third-party technology, risks that our failure to achieve design wins with certain manufacturers could be a barrier to future sales to such manufacturers, risks associated with incurring substantial product development expenses prior to incurring any net revenues from the sale of such products, risks due to rapid changes in the market for DSL chip sets, market acceptance of new products, ability of leading equipment manufacturers to incorporate our products into their own, ability of telecommunications service providers to market and sell DSL services, uncertainties concerning the impact of competitive products and technologies, difficulties transitioning our wafers to smaller geometry process technologies, risks due to limited protection of our intellectual property, uncertainties concerning continued service of our key employees, risk of operating in international markets and general market, economic regulatory and business conditions and other risk factors included in other reports and filings made with the Securities and Exchange Commission. We refer you to the documents GlobespanVirata files from time to time with the Securities and Exchange Commission, in particular, the most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

                                      ###
                                TABLES ATTACHED
================================================================================

                                  Table 1 of 4

GlobespanVirata, Inc.
Consolidated Statements of Operations - Unaudited GAAP
(in thousands, except per share data)


                                                                 March 30,        March 31,
                                                                   2003             2002
                                                                -----------     ------------
Net revenues                                                    $   68,680      $    84,404

Cost of sales                                                       34,642           37,267
                                                                -----------     ------------
Gross profit                                                        34,038           47,137
                                                                -----------     ------------
Operating expenses:
  Research and development (including non-cash compensation         24,245           52,929
    of $2,757 and $15,406 for the three months ended March 30,
    2003 and March 31, 2002, respectively).
  Selling, general and administrative (including non-cash            9,789           15,186
    compensation of $919 and $823 for the three months ended
    March 30, 2003 and March 31, 2002, respectively).
  Amortization of intangible assets                                  5,294           12,110
  Restructuring and other charges                                      734                -
                                                                -----------     ------------
  Total operating expenses                                          40,062           80,225
                                                                -----------     ------------
Loss from operations                                                (6,024)         (33,088)

Interest income, net                                                  (686)          (1,869)
                                                                -----------     ------------
Loss from continuing operations before income taxes                 (5,338)         (31,219)
Provision (benefit) for income taxes                                  (695)             260
                                                                -----------     ------------
Net Loss from continuing operations                                 (4,643)         (31,479)
                                                                ===========     ============
Discontinued Operations (Note 1)
  Net loss from operations of discontinued businesses                   -            (1,230)
                                                                -----------     ------------
Net Loss                                                        $   (4,643)     $   (32,709)
                                                                ===========     ============
Other comprehensive (gain) loss:
  Unrealized (gain) loss on marketable securities                      271              166
  Foreign currency translation (gain) loss                             132              497
                                                                -----------     ------------
Comprehensive loss                                              $   (5,046)     $   (33,372)
                                                                ===========     ============
Basic and diluted loss per share:
  Net loss from continuing operations                           $    (0.04)     $     (0.22)
  Net loss from discontinued operations                                 -             (0.01)
                                                                -----------     ------------
  Net Loss                                                      $    (0.04)     $     (0.23)
                                                                ===========     ============
Weighted average shares of common stock outstanding
  used in computing basic and diluted loss per share               129,660          140,122
                                                                ===========     ============

Note 1: In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment of Long-Lived Assets", the results of our video compression and Emweb businesses have been reported as discountinued operations for the three months ended March 31, 2002.

                                  Table 2 of 4

GlobespanVirata, Inc.
Consolidated Statements of Operations - Pro Forma Non-GAAP
(in thousands, except per share data)


                                                                Pro Forma For The Three
                                                                      Months Ended

                                                                                 March 31,
                                                              March 30, 2003       2002
                                                              --------------    -----------
Net revenues                                                  $      68,680     $   84,404
Cost of sales                                                        34,642         37,267
                                                              --------------    -----------
Gross profit                                                         34,038         47,137
                                                              --------------    -----------
Operating expenses:
  Research and development                                           21,462         37,478
  Selling, general and administrative                                 8,861         14,360
                                                              --------------    -----------
  Total operating expenses                                           30,323         51,838
                                                              --------------    -----------
Income (loss) from operations                                         3,715         (4,701)

Interest income, net                                                 (2,609)        (3,777)
                                                              --------------    -----------
Income (loss) before income taxes                                     6,324           (924)
Provision for income taxes                                              250            260
                                                              --------------    -----------
Net income (loss)                                             $       6,074     $   (1,184)
                                                              ==============    ===========

Basic earnings (loss) per share - Pro forma Non-GAAP          $        0.05     $    (0.01)
                                                              ==============    ===========

Diluted earnings (loss) per share - Pro forma Non-GAAP        $        0.04     $    (0.01)
                                                              ==============    ===========
Weighted average shares of common stock outstanding used in
 computing basic earnings (loss) per share - Pro Forma
 Non-GAAP                                                           134,534        144,996
                                                              ==============    ===========

Weighted average shares of common stock outstanding used in
 computing diluted earnings (loss) per share - Pro Forma
 Non-GAAP                                                          137,687         152,920
                                                              ==============    ===========


The unaudited consolidated Statements of Operations above exclude acquisition-related expenses of amortization of intangible assets and non-cash compensation. The above results also exclude the results of discontinued operations, payroll taxes associated with stock options exercised by employees, restructuring and other charges and recognition of credits for investments in research in a foreign jurisdiction and assumes the conversion of the $130.0 million of convertible subordinated notes. See Table 3 of 4 for a complete reconciliation of the Unaudited GAAP Statements of Operations to the Unaudited Pro Forma Non-GAAP Statement of Operations.

The weighted average shares of common stock outstanding assume conversion of the $130.0 million of subordinated redeemable convertible notes at $26.67 per share. Also, the weighted average shares of common stock outstanding used in computing diluted earnings (loss) per share consider the effect of outstanding options and warrants using the treasury stock method. See Table 3 of 4 for a complete reconciliation of the Unaudited Weighted Average Shares Outstanding to the Unaudited Pro Forma Non-GAAP Weighted Average Shares Outstanding.

                                  Table 3 of 4


GlobespanVirata, Inc.
Reconciliation of Unaudited Statements of Operations to
Unaudited Pro Forma Non-GAAP Statements of Operations
(in thousands, except per share data)


                                                                 For the Three Months Ended
                                                                March 30,         March 31,
                                                                   2003             2002
                                                              -------------------------------
Net loss, unaudited
  statements of operations                                    $      (4,643)    $   (32,709)

Amortization of intangible
  assets                                                              5,294          12,110

Non-cash compensation                                                 3,676          16,229

Interest expense on the convertible subordinated
  notes                                                               1,923           1,908

Payroll taxes associated
  with stock options
  exercised by employees                                                 35              48

Restructuring and other charges                                         734             -

Net loss from discontinued operations                                    -            1,230

Recognition of credits for investment in research in
  a foreign jurisdiction                                               (945)            -

Net income (loss), unaudited                                  ------------------------------
 Pro Forma Non-GAAP Statements of Operations                  $       6,074     $    (1,184)
                                                              ==============================

Reconciliation of the Unaudited Weighted Average Shares
 Outstanding to the Unaudited Pro Forma Non-GAAP Weighted
 Average Shares Outstanding:

Weighted average shares of common stock outstanding
 used in computing basic and diluted loss per share                 129,660         140,122

Assumed conversion of the convertible
 subordinated notes                                                   4,874           4,874
                                                              --------------    ------------

Weighted average shares of common stock outstanding used in
 computing basic earnings (loss) per share - Pro Forma
 Non-GAAP                                                           134,534         144,996

Effect of stock options and warrants                                  3,153           7,924

Weighted average shares of common stock outstanding used in   --------------    ------------
 computing diluted earnings (loss) per share - Pro Forma
 Non-GAAP                                                           137,687         152,920
                                                              --------------    ------------

                                  Table 4 of 4


GlobespanVirata, Inc.
Balance Sheet Data
(in thousands)

                                                   March 30,        December 31,
                                                     2003              2002
                                                --------------     -------------
Cash and cash equivalents and
  investments                                   $     533,310      $    528,057
Accounts receivable, net                               33,457            34,058
Inventories, net                                       18,111            23,932
Intangible assets, net                                 31,135            39,087
Total assets                                          711,638           722,990
Subordinated redeemable convertible
  note                                                130,000           130,000
Capital lease obligations, long-term                        8                12
Stockholders' equity                                  452,385           449,842